UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 5, 2021

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2021, XOMA Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”), pursuant to which the Company may sell and issue up to 2,000,000 shares of its depositary shares (the “Placement Shares”), each representing 1/1000th of a share of the Company’s 8.375% Series B Cumulative Perpetual Preferred Stock, trading on Nasdaq under the symbol “XOMAO”, par value $0.05 and liquidation preference of $25,000.00 per share, from time to time through the Agent, as the Company’s sales agent (the “ATM Offering”). The Company has no obligation to sell any of the Placement Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

Sales of the Placement Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Placement Shares from time to time based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay the Agent a commission of up to 3.0% of the gross sales price of any Shares sold under the Sales Agreement. The Company has also provided the Agent with customary representations and warranties and indemnification rights and has agreed to reimburse the Agent for certain specified expenses, including, without limitation, the legal fees of counsel to the Agent reasonably incurred in connection with the ATM Offering in an amount not to exceed $50,000 in the aggregate, in addition to certain ongoing disbursements of its legal counsel.

The Placement Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254073). On August 5, 2021, the Company will file a prospectus supplement with the Securities and Exchange Commission relating to the offer by the Company of the Placement Shares in the ATM Offering.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The legal opinion of Cooley LLP relating to the Placement Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03.	Material Modifications to Rights of Security Holders.

On August 5, 2021, the Company filed the Certificate of Amendment to the Certificate of Designation (“Certificate of Amendment”) for the Series B Preferred Stock with the Secretary of State of the State of Delaware, which became effective upon acceptance for record.

Pursuant to the Certificate of Amendment, the number of authorized shares of Series B Preferred Stock has been increased to 3,600 shares from 1,600 shares originally authorized in the Certificate of Designations.

The above description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2021, the Company filed a Certificate of Amendment to the Company’s Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware, increasing the number of authorized shares of preferred stock, $0.05 par value per share, designated as Series B Preferred Stock to 3,600 shares, which became effective upon acceptance for record.

The above description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock of XOMA Corporation.

5.1	Opinion of Cooley LLP.

10.1	At Market Issuance Sales Agreement, dated August 5, 2021, by and between XOMA Corporation and B. Riley Securities, Inc.

23.1	Consent of Cooley LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: August 5, 2021	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer